(Unaudited)

                                      BASIC                     DILUTED
                                Nine Months Ended         Nine Months Ended
                                    March 31,                 March 31,
                                ------------------        ------------------
                                2000         1999         2000         1999
                                ----         ----         ----         ----

Net income                  $ 1,885,317   $  750,647   $1,885,317   $  750,647
                            ===========   ==========   ==========   ==========

Weighted average common
  shares outstanding          5,942,538    5,842,937    5,942,538    5,842,937
                            ===========   ==========

Weighted average common
  share equivalents:

     Options and warrants            --           --      552,366      768,686
                                                       ----------   ----------

Weighted average common
  shares and common share
  equivalents outstanding     5,942,538    5,842,937    6,494,904    6,611,623
                            ===========   ==========   ==========   ==========


Net income per share        $       .32   $      .13   $      .29   $      .11
                            ===========   ==========   ==========   ==========



                                      BASIC                     DILUTED
                                Three Months Ended        Three Months Ended
                                    March 31,                 March 31,
                                ------------------        ------------------
                                2000         1999         2000         1999
                                ----         ----         ----         ----

Net income                  $   569,415   $  565,624   $  569,415   $  565,624
                            ===========   ==========   ==========   ==========

Weighted average common
  shares outstanding          5,918,271    5,910,783    5,918,271    5,910,783
                            ===========   ==========

Weighted average common
  share equivalents:
     Options and warrants            --           --      627,256      702,723
                                                       ----------   ----------

Weighted average common
  shares and common share
  equivalents outstanding     5,918,271    5,910,783    6,545,527    6,613,506
                            ===========   ==========   ==========   ==========


Net income per share        $       .10   $      .10   $      .09   $      .09
                            ===========   ==========   ==========   ==========